Exhibit 10.2
NOTICE OF REDEMPTION
TO HOLDERS OF
VECTOR GROUP LTD.
6 1/4% CONVERTIBLE SUBORDINATED NOTES DUE 2008
(the “Notes”)
CUSIP NO. 92240M-AC-2*
Notice is hereby given that Vector Group Ltd. (“Vector”) will redeem all of the outstanding Notes in accordance with Section 3.02 of the Indenture, dated as of July 5, 2001 (the “Indenture”), between Vector and U.S. Bank National Association, as follows:

Redemption Date:	August 14, 2006

Redemption Price:	101.042% of the principal amount plus all accrued and unpaid interest up to, but excluding, the Redemption Date in the amount of $5.03 per $1,000 of principal amount of your Notes. Unless Vector defaults in payment of the Redemption Price, interest shall cease to accrue on and after such Redemption Date.

Payment Agent/ Conversion Agent:	U.S. Bank National Association

Place of Payment and Surrender:	U.S. Bank National Association 60 Livingston Avenue St. Paul, Minnesota 55107 Attention: Corporate Trust Department

You should surrender your Notes to the Paying Agent at address set forth above on the Redemption Date for payment of the Redemption Price.

Conversion Price:	You may convert the principal amount of your Notes, or any portion of such principal amount which is $1,000 or an integral multiple thereof into 47.801 shares of duly authorized, fully paid and non-assessable shares of Vector common stock (equivalent to a Conversion Price of $20.92). Cash will be paid in lieu of issuing fractional shares. Unless Vector defaults in payment of the Redemption Price, your right to convert your Notes will end at 5:00 p.m. New York time on August 11, 2006. After that time, you will be entitled only to the Redemption Price for your Notes. You should surrender your Notes for conversion to the offices of the Conversion Agent at the address set forth above.

Transfers and Exchanges:	Your right to exchange or transfer your Notes pursuant to Section 2.06 of the Indenture will end at 5:00 p.m. New York time on August 11, 2006. After that time, you may not exchange or transfer your Notes and the Redemption Price will be paid only to you on the Redemption Date.

VECTOR GROUP LTD.
Dated: July 14, 2006
	By:	U.S. Bank National Association,
as Trustee

*	The CUSIP Number is included solely for your convenience. Neither Vector nor the Trustee is responsible for the accuracy or completeness of any CUSIP number.